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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF FORMATION

                                       OF

                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.



     1. The name of the limited liability company is U.S. Timberlands Klamath Falls, L.L.C.

     2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of U.S. Timberlands Klamath Falls, L.L.C. this 7th day of August, 1996.

                            U.S. Timberlands Klamath Falls,
                              L.L.C.


                            By:  /s/ John M. Rudey
                                 -----------------
                                 Name:  John M. Rudey
                                 Title: Authorized Person